As filed with the Securities and Exchange Commission on November 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	55-0641179
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 424-8400

(Address, including Zip Code, and Telephone Number, including Area Code, of principal executive offices)

Richard M. Adams

United Bankshares, Inc.

P.O. Box 393

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 424-8400

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Sandra M. Murphy, Esq.

Bowles Rice LLP

600 Quarrier Street

Charleston, West Virginia 25301

(304) 347-1131

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act. (check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller Reporting Company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE (1)

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $2.50 par value per share
Preferred Stock, $1.00 par value per share
Debt Securities
Rights
Warrants
Depositary Shares (3)
Units (4)
TOTAL

(1)	This registration covers an indeterminate number of securities of each identified class of the Registrant as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this registration statement.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.
(3)	Such indeterminate number of Depositary Shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event that the Registrant elects to offer to the public whole or fractional interests in shares of the Preferred Stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.
(4)	Any securities registered hereunder may be sold as units with other securities registered hereunder; each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

Depositary Shares

Units

We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus in amounts, at prices and on other terms to be determined at the time of the offering. The securities described in this prospectus may be convertible into or exercisable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby.

We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

This prospectus provides a general description of the securities we may offer. At the time we offer securities, we will specify in an accompanying prospectus supplement the amount, price and specific terms of any securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from any such sale will also be set forth in a related prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “UBSI.”

Investing in our securities involves risks. Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page [1] of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplements relating to specific offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is November 10, 2016

You should rely solely on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities or Exchange Commission, or SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

We may offer the following securities from time to time:

•	common stock;

•	preferred stock;

•	debt securities;

•	rights;

•	warrants;

•	depositary shares; and

•	units.

We also may issue common stock upon conversion or exchange of any of the securities listed above.

This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities that may be offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits may be obtained and read at the SEC Internet website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement may be used only where it is legal to sell these securities, and we will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

In this prospectus, we refer to common stock, preferred stock, debt securities, rights, warrants, depositary shares and units collectively as “securities.” The terms “we,” “us,” and “our” refer to United Bankshares, Inc., and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at www.sec.gov and our website found at www.ubsi-inc.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document, except for any information superseded by information that is included directly in this prospectus or a prospectus supplement, or is incorporated by reference subsequent to the date of this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement filed on April 1, 2016);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016.

•	Our Current Reports on Form 8-K filed with the SEC on January 1, 2016, April 27, 2016, April 28, 2016, May 24, 2016, June 6, 2016, July 28, 2016, August 18, 2016, October 27, 2016, and October 31, 2016; and

•	The description of our common stock set forth in our Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended and updated from time to time.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus or in any previously-filed prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:

Jennie Singer

United Bankshares, Inc.

514 Market Street

Parkersburg, West Virginia 26102

(304) 424-8800

This prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the securities covered by this prospectus. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus or in any accompanying prospectus supplements contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative of such terms and other similar words and expressions of future intent.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Factors that could cause actual results and performance to differ from those expressed in our forward-looking statements we make or incorporate by reference in this prospectus include, but are not limited to:

•	a significant number of our clients failing to perform under their loans and other terms of credit agreements or a significant number of our largest loans not performing;

•	fluctuations in interest rates and a decline in the level of our interest rate spread;

•	failure to attract or retain deposits;

•	the impact of regulatory orders or action by government regulators against us or our banking subsidiaries;

•	sources of liquidity available to us and to banking subsidiaries becoming limited or our potential inability to access sufficient sources of liquidity when needed or the requirement that we obtain government waiver to do so;

•	adverse changes in domestic or global financial markets, economic conditions, or business conditions;

•	regulatory restrictions on our banking subsidiaries’ ability to pay dividends to us or on our ability to pay dividends to our shareholders;

•	significant reliance on loans secured by real estate and the associated vulnerability to downturns in the local real estate market, natural disasters, and other variables impacting the value of real estate;

•	failure to retain our Chief Executive Office or other executive officers;

•	adequacy of our allowance for credit losses;

•	credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses;

•	failure to manage our future growth or successfully integrate acquisitions;

•	volatility in financial markets and the price of our common stock;

•	competition in our primary market areas;

•	demographic changes in our primary market areas;

•	significant government regulation legislation and potential changes thereto; and

•	other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services.

These and other uncertainties related to our business are described in greater detail in Item 1A of our most recently-filed Annual Report on Form 10-K, incorporated by reference into this prospectus, as updated by quarterly and other reports or documents that we file with the SEC after the date of such annual report. See also “Risk Factors” herein and in any accompanying prospectus supplement.

The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

UNITED BANKSHARES, INC.

We are a West Virginia corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. We were incorporated on March 26, 1982, organized on September 9, 1982, and began conducting business on May 1, 1984 with the acquisition of three wholly-owned subsidiaries. Since our formation in 1982, we have acquired thirty banking institutions. We currently have two banking subsidiaries “doing business” under the name of United Bank – one operating under the laws of West Virginia referred to as United Bank (West Virginia) and the other operating under the laws of Virginia referred to as United Bank (Virginia). Our banking subsidiaries offer a full range of commercial and retail banking services and products at 129 full service locations in West Virginia, Virginia, Maryland, Washington, DC and Ohio. We also own nonbank subsidiaries that engage in other community banking services such as asset management, real property title insurance, investment banking, financial planning, and brokerage services. Among these subsidiaries is United Brokerage Services, Inc., a wholly-owned subsidiary of United Bank (West Virginia), is a fully-disclosed broker/dealer and a registered Investment Advisor with that offers a wide range of investment products as well as comprehensive financial planning and asset management services to the general public.

Our primary business is community banking. As a registered bank holding company, we are subject to the restrictions of the Bank Holding Company Act of 1956, as amended. We are subject to the reporting requirements of and examination by the Board of Governors of the Federal Reserve System (Board of Governors).

As of September 30, 2016, our consolidated assets were approximately $14.3 billion and total shareholders’ equity was approximately $2.0 billion. Also as of June 30, 2016, our loan portfolio, net of unearned income, was approximately $10.4 billion and our deposits were approximately $10.6 billion.

Our principal executive offices are located in Charleston, West Virginia at 300 United Center, 500 Virginia Street East. The telephone number for our principal executive offices is (304) 424-8800. Our web site address is www.ubsi-inc.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

DESCRIPTION OF OUTSTANDING SECURITIES

General

Our authorized capital stock consists of 150,000,000 shares, of which 100,000,000 shares are common stock, par value $2.50 per share, and 50,000,000 shares are preferred stock, par value $1.00 per share. Our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, validly issued, fully paid and non-assessable. As of the date of this prospectus, there were 76,454,858 shares of our common stock outstanding, held by approximately 6,629 shareholders of record, and no shares of our preferred stock were outstanding. As of September 30, 2016, 1,683,477 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our existing stock option plan.

As of the date of this prospectus, 437,800 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our 2006 Option Plan, 401,163 shares of our common stock were reserved for issuance upon the exercise of options that have been assumed in plans related to mergers, and 1,274,792 shares of restricted stock and stock options to purchase an aggregate of 1,712,592 shares of our common stock were reserved for issuance that have been granted under our 2011 Long-Term Incentive Plan. At our annual meeting of shareholders that was held on May 18, 2016, our shareholders approved the 2016 Long-Term Incentive Plan, pursuant to which we are authorized to issue up to 1,700,000 shares of common stock upon the exercise of stock options, restricted stock and restricted stock units, performance units, stock appreciation rights, other stock-based awards or any combination thereof granted under the plan. No awards have been granted under the 2016 Long-Term Incentive Plan as of the date of this prospectus.

Common Stock

The following summary describes the material features and rights of our common stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated articles of incorporation and bylaws.

Voting Rights. All voting rights are vested in the holders of our common stock. On all matters subject to a vote of shareholders, our shareholders will be entitled to one vote for each share of common stock owned. Our shareholders have cumulative voting rights with regard to election of directors.

Dividend Rights. Our shareholders are entitled to receive dividends when and as declared by our board of directors. Dividends historically have been paid quarterly. We paid a dividend of $0.33 per share for each of the first three quarters of 2016. Dividends were $1.29 per share in 2015, $1.28 per share in 2014 and $1.25 per share in 2013. The payment of dividends is subject to the restrictions set forth in the West Virginia Corporation Act and the limitations imposed by the Federal Reserve Board.

Our payment of dividends depends upon receipt of dividends from our banking subsidiaries. Payment of dividends by United’s state member banking subsidiaries is regulated by the Federal Reserve System and generally, the prior approval of the Federal Reserve Board (FRB) is required if the total dividends declared by a state member bank in any calendar year exceeds its net profits, as defined, for that year combined with its retained net profits for the preceding two years. Additionally, prior approval of the FRB is required when a state member bank has deficit retained earnings but has sufficient current year’s net income, as defined, plus the retained net profits of the two preceding years. The FRB may prohibit dividends if it deems the payment to be an unsafe or unsound banking practice. The FRB has issued guidelines for dividend payments by state member banks emphasizing that proper dividend size depends on the bank’s earnings and capital.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to receive pro rata all of our assets for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock.

Our board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.

Assessment and Redemption. Shares of our common stock presently outstanding are validly issued, fully paid, and nonassessable. There is no provision for any voluntary redemption of our common stock.

Preemptive Rights. No holder of any share of our capital stock has any preemptive right to subscribe to an additional issue of our capital stock or to any security convertible into such stock.

Anti-Takeover Provisions. Provisions of our amended and restated articles of incorporation may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of United Bankshares, Inc. without negotiation with our board of directors. The effect of these provisions is discussed briefly below.

The shares of our common stock authorized by our amended and restated articles of incorporation but not issued provide our board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a shareholder vote. Our board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for our preferred stock being issued, in an effort to deter attempts to gain control of United Bankshares, Inc.

Listing. Our common stock is listed on the Nasdaq Global Select Market under the symbol “UBSI”.

Transfer Agent. The transfer agent for our common stock is Computershare. The transfer agent’s address is Computershare, P.O. Box 30170, College Station, Texas, 77842-3170.

Preferred Stock

Our authorized capital stock includes 50,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, no shares of our preferred stock are issued or outstanding. Our amended and restated articles of incorporation authorize our board of directors to, without shareholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $2.50 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Senior Debt Securities and Subordinated Debt Securities

Our notes, including senior notes and subordinated notes, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Warrants

We may sell warrants to purchase our senior notes, subordinated notes, shares of preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

Unless we otherwise state in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplements for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest-bearing securities or applied to repay short-term or revolving debt prior to use.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to combined fixed charges for each of the periods indicated.

	Nine months ended September 30 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
(Dollars in Thousands)
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	11.88x	14.43x	11.21x	11.17x	8.33x	6.77x
Including interest on deposits	5.46x	5.71x	5.19x	4.22x	3.49x	2.90x

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings are defined as the sum of income before income taxes and fixed charges. Fixed charges consist of consolidated interest expense, including or excluding the interest expense on deposits as indicated, and one-third of rental expense, net of rental income from subleases, which we estimate is representative of the interest portion of the rental payments. Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in any of the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges presented above.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered by this prospectus will be passed upon for us by Bowles Rice LLP, counsel to United Bankshares, Inc. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for any agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of United Bankshares, Inc. appearing in United Bankshares, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of United Bankshares, Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	*
Legal fees and expenses	**
Accounting fees and expenses	**
Printing and duplication expenses	**
Trustee fees and expenses	**
Rating agency fees	**
Transfer agent fees and expenses	**
Miscellaneous expenses	**
Total	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.
**	Fees will depend on the types of securities offered and the number of issuances, which cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Article V of its articles of incorporation, United is required under certain circumstances to indemnify its directors and officers, former directors and officers, and individuals serving at the request of subsidiaries of United, for liabilities and costs arising out of any claim, action, suit or proceeding, whether civil or criminal, to which they are made a party by reason of being or having been such director or officer of United. Indemnification is not required or permitted in circumstances in which such person is adjudged to have committed gross negligence or willful misconduct in serving the corporation in question. In addition, if the board of directors of United makes the judgment that settlement of any claim, action, suit or proceeding against such a director or officer or former director or officer is in the best interest of United, then that individual shall be reimbursed by United for his reasonable expenses in connection with the matter and the settlement thereof. These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law. The full text of Article V is set forth below. Reference is made to W Va. Code § 31D-8-851 through § 31D-8-856 which sets forth the indemnification rights permitted under West Virginia law. The full text of the relevant codes are set forth below.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“the Act”) may be permitted to directors, officers, and controlling persons of United, United has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable.

Section V of the Amended and Restated Articles of Incorporation of United contains the following indemnification provision:

Each director and officer of this corporation, or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation, his heirs and personal representatives, shall be indemnified by this corporation against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of a duty to the corporation. If in the judgment of the board of directors of this corporation a settlement of any claim, action, suit or proceeding so arising be deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be in addition to any and all other rights to which any director or officer may be entitled as a matter of law.

W. Va. Code § 31D-8-851 through § 31D-8-856 provide:

§31D-8-851. Permissible indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

§31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

§31D-8-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:

(1) By the board of directors:

(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

§31D-8-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:

(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2) By special legal counsel:

(A) Selected in the manner prescribed in subdivision (1) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

§31D-8-856. Indemnification of officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1) To the same extent as a director; and

(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(i) Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii) An intentional infliction of harm on the corporation or the shareholders; or

(iii) An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

United Bankshares, Inc. also agreed to indemnify the directors and certain officers of Centra Financial Holdings, Inc. (“Centra”) and its subsidiaries for a period of six years from July 8, 2011 (the effective time of the merger of Centra into United Bankshares, Inc.) to the fullest extent that Centra or any of its subsidiaries is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the State of West Virginia, the articles of incorporation and bylaws of Centra and/or any of its subsidiaries. In addition, Centra entered into individual indemnification agreements with its directors and certain officers and with certain directors and officers of Centra Bank, Inc., its wholly-owned subsidiary. Pursuant to the terms of the merger agreement between Centra and United Bankshares, United Bankshares, Inc. is required to maintain in effect (i) the current provisions of the articles of incorporation and bylaws of Centra and/or its subsidiaries for a period of six years from July 8, 2011 and (ii) any indemnification agreements in place with any directors and officers of Centra and/or its subsidiaries.

United Bankshares, Inc. has agreed to indemnify the directors, officers and employees of Virginia Commerce Bancorp, Inc. (“Virginia Commerce”) and its subsidiaries for a period of six years from the effective time of the merger to the fullest extent that Virginia Commerce or any of its subsidiaries is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the articles of incorporation and bylaws of Virginia Commerce and/or any of its subsidiaries and any indemnification agreements in effect between Virginia Commerce and/or any of its subsidiaries and any director, officer or employee thereof. Additionally, United Bankshares, Inc. has agreed to maintain in effect (i) the current provisions of the articles of incorporation and bylaws of Virginia Commerce and/or its subsidiaries and (ii) any indemnification agreements in place with any directors, officers or employees of Virginia Commerce and/or its subsidiaries, for a period of six years following the effective time of the merger.

United Bankshares, Inc. has agreed to indemnify the directors, officers and employees of Bank of Georgetown (“Georgetown”) for a period of six years from the effective time of the merger to the fullest extent that Georgetown is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the District of Columbia, the articles of incorporation and bylaws of Georgetown and any indemnification agreements in effect between Georgetown and/or any of its subsidiaries and any director, officer or employee thereof. Additionally, United Bankshares, Inc. has agreed to maintain in effect (i) the current provisions of the articles of incorporation and bylaws of Georgetown and/or its subsidiaries and (ii) any indemnification agreements in place with any directors, officers or employees of Georgetown and/or its subsidiaries, for a period of six years following the effective time of the merger.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Subject to certain exceptions, United Bankshares, Inc.’s directors and officers and its affiliates are insured to the extent of 100% of loss up to a maximum of $2,000,000 (subject to certain deductibles and exclusions) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers and up to a maximum of $2,000,000 (subject to certain deductibles and exclusions) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as fiduciaries in the administration of certain of United Bankshares, Inc.’s employee benefit programs.

ITEM 16. EXHIBITS

Exhibit No.	Description

1.1*	Form of underwriting or purchase agreement

3.1	Amended and Restated Articles of Incorporation of United Bankshares, Inc. (Incorporated into this filing by reference to Exhibit 3.1 to the Form 8-K dated December 23, 2008 and filed December 31, 2008 for United Bankshares, Inc., File No. 0-13322.)

3.3	By-Laws of United Bankshares, Inc. (Incorporated into this filing by reference to Exhibit 3.2 to the Form 8-K dated January 25, 2010 and filed January 29, 2010 for United Bankshares, Inc., File No. 0-13322.)

4.1	Specimen stock certificate representing United Bankshares, Inc. Common Stock

4.2*	Form of Certificate of Designation of United Bankshares, Inc. for Preferred Stock

4.3*	Specimen stock certificate representing United Bankshares, Inc. Preferred Stock

4.4	Form of Senior Indenture

4.5*	Form of Senior Debt Security

4.6	Form of Subordinated Indenture

4.7*	Form of Subordinated Debt Security

4.8*	Form of Subscription Rights Certificate

4.9*	Form of Subscription Agent Agreement

4.10*	Form of Warrant Agreement

4.11*	Form of Warrant Certificate

4.12*	Form of Depositary Agreement

4.13*	Form of Depositary Receipt

4.14*	Form of Unit Agreement

4.15*	Form of Unit Certificate

Exhibit No.	Description

5.1	Opinion of Bowles Rice LLP

12.1	Statement regarding computation of ratios of earnings to fixed assets

23.1	Consent of Bowles Rice LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP

24.1	Powers of Attorney (set forth on the signature page in Part II of this registration statement)

25.1**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture

*	To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charleston, West Virginia, on the 10th day of November, 2016.

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams
Richard M. Adams
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Adams and W. Mark Tatterson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2016.

	Signature	Title

By:	/s/ Richard M. Adams Richard M. Adams	Chairman of the Board, Director, and Chief Executive Officer (Principal Executive Officer)

By:	/s/ W. Mark Tatterson W. Mark Tatterson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Robert G. Astorg Robert G. Astorg	Director

By:	/s/ Peter A. Converse Peter A. Converse	Director

By:	Lawrence K. Doll	Director

By:	/s/ Michael P. Fitzgerald Michael P. Fitzgerald	Director

	Signature	Title

By:	/s/ Theodore J. Georgelas Theodore J. Georgelas	Director

By:	/s/ J. Paul McNamara J. Paul McNamara	Director

By:	/s/ Mark R. Nesselroad Mark R. Nesselroad	Director

By:	/s/ Mary K. Weddle Mary K. Weddle	Director

By:	/s/ Gary G. White Gary G. White	Director

By:	/s/ P. Clinton Winter, Jr. P. Clinton Winter, Jr.	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of underwriting or purchase agreement

3.1	Amended and Restated Articles of Incorporation of United Bankshares, Inc. (Incorporated into this filing by reference to Exhibit 3.1 to the Form 8-K dated December 23, 2008 and filed December 31, 2008 for United Bankshares, Inc., File No. 0-13322.)

3.3	By-Laws of United Bankshares, Inc. (Incorporated into this filing by reference to Exhibit 3.2 to the Form 8-K dated January 25, 2010 and filed January 29, 2010 for United Bankshares, Inc., File No. 0-13322.)

4.1	Specimen stock certificate representing United Bankshares, Inc. Common Stock

4.2*	Form of Certificate of Designation of United Bankshares, Inc. for Preferred Stock

4.3*	Specimen stock certificate representing United Bankshares, Inc. Preferred Stock

4.4	Form of Senior Indenture

4.5*	Form of Senior Debt Security

4.6	Form of Subordinated Indenture

4.7*	Form of Subordinated Debt Security

4.8*	Form of Subscription Rights Certificate

4.9*	Form of Subscription Agent Agreement

4.10*	Form of Warrant Agreement

4.11*	Form of Warrant Certificate

4.12*	Form of Depositary Agreement

4.13*	Form of Depositary Receipt

4.14*	Form of Unit Agreement

4.15*	Form of Unit Certificate

5.1	Opinion of Bowles Rice LLP

12.1	Statement regarding computation of ratios of earnings to fixed assets

23.1	Consent of Bowles Rice LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP

24.1	Powers of Attorney (set forth on the signature page in Part II of this registration statement)

25.1**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture

*	To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.